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                                                                    Exhibit 21.1


                             LIST OF SUBSIDIARIES

                                      OF

                           NPS PHARMACEUTICALS, INC.


     .    NPS Holdings Company

               (incorporated in the Province of Nova Scotia, Canada)


     .    NPS Allelix Inc.

               (incorporated in the Province of Nova Scotia, Canada)


     .    NPS Allelix Corp.

               (incorporated in the Province of Ontario, Canada)


     .    Allelix Neuroscience Inc.

               (incorporated in Delaware, USA)